                          TERM SHEET DATED MAY 24, 2006


                       THE NATIONAL COLLEGIATE FUNDING LLC
                              DEPOSITOR AND SPONSOR

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-2
                                 ISSUING ENTITY

                                  $673,330,000



         THE NATIONAL COLLEGIATE FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE NATIONAL COLLEGIATE FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE NATIONAL COLLEGIATE FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE NATIONAL COLLEGIATE FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

         THIS TERM SHEET IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THE SECURITIES OFFERING TO WHICH THIS TERM SHEET RELATES. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

         THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY, AND MAY BE SUPERSEDED BY AN ADDITIONAL TERM SHEET PROVIDED TO YOU PRIOR TO THE TIME YOU ENTER INTO A CONTRACT OF SALE. THIS PRELIMINARY TERM SHEET IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE SECURITIES REFERRED TO HEREIN. THE SECURITIES ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THESE SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.

         A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY "INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US. YOU MAY WITHDRAW YOUR OFFER TO PURCHASE SECURITIES AT ANY TIME PRIOR TO OUR ACCEPTANCE OF YOUR OFFER.

         ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS TERM SHEET IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                                             [FIRST MARBLEHEAD CORPORATION LOGO]

                                   TERM SHEET

                                  $ 673,330,000
                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-2
                                 ISSUING ENTITY

                       THE NATIONAL COLLEGIATE FUNDING LLC
                              DEPOSITOR AND SPONSOR

                         STUDENT LOAN ASSET BACKED NOTES


--------------------------------------------------------------------------------
The notes offered hereby represent obligations of the issuing entity only and do not represent an interest in or obligations of the sponsor, the depositor, First Marblehead Corporation, The Education Resources Institute, Inc., the originators, the servicers or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Distributions on the notes will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day. The first distribution date for the notes is August 25, 2006.
--------------------------------------------------------------------------------

SECURITIES OFFERED
o  Classes of notes listed in the table below

ASSETS
o  Private student loans guaranteed by The Education Resources Institute, Inc.

CREDIT ENHANCEMENT

o  Excess interest on the student loans
o Subordination of the class C notes and class B notes to the class A notes and subordination of the class C notes to the class B notes to the extent more fully described in this term sheet
o  Reserve account
o The Education Resources Institute, Inc. guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

                        INITIAL CLASS     INTEREST RATE     FINAL MATURITY DATE       PRICE       DISCOUNTS AND    PROCEEDS TO THE
                           BALANCE         (PER ANNUM)                                           COMMISSIONS(1)         TRUST
                        -------------    ---------------    -------------------     ---------    --------------    ---------------
Class A-1 Notes         $190,020,000     One-month LIBOR     February 25, 2024       100.000%           0.230%             99.77%
                                            plus ____%
Class A-2 Notes         $138,980,000     One-month LIBOR       July 25, 2026         100.000%           0.260%             99.74%
                                            plus ____%
Class A-3 Notes         $104,410,000     One-month LIBOR     November 25, 2027       100.000%           0.300%             99.70%
                                            plus ____%
Class A-4 Notes         $169,520,000     One-month LIBOR    September 25, 2031       100.000%           0.330%             99.67%
                                            plus ____%
Class A-IO Notes                 (2)          ____%           August 25, 2011      26.311%(3)        0.171%(3)          26.14%(3)
Class B Notes            $29,900,000     One-month LIBOR    September 25, 2031       100.000%           0.390%             99.61%
                                            plus ____%
Class C Notes            $40,500,000     One-month LIBOR    September 25, 2031       100.000%           0.420%             99.58%
                                            plus ____%
                       -------------                                                                               --------------
        Total           $673,330,000                                                                               $707,968,250(4)


-------------------------
(1) Subject to indemnification and expense reimbursement arrangements with the underwriters.
(2)  Initial notional amount equal to $140,000,000.
(3) The price, discount and commission and proceeds to the trust for the class A-IO note are estimates and will likely change based on final pricing.
(4) Before deducting expenses estimated to be $2,693,320 and the structuring advisory fee paid to First Marblehead Corporation.


         The offered notes are offered by the underwriters named below, subject to prior sale, when, as and if accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that delivery of the offered notes will be made in book-entry-only form on or about June 8, 2006.

         Application will be made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that this listing will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL REGULATORY AUTHORITY OR STATE SECURITIES COMMISSION HAS APPROVED OR RECOMMENDED THE SECURITIES DESCRIBED IN THIS TERM SHEET OR DETERMINED IF THIS TERM SHEET IS TRUTHFUL OR COMPLETE. NO SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS REVIEWED THE ACCURACY OR ADEQUACY OF THIS TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

         THIS TERM SHEET CONSTITUTES A "FREE WRITING PROSPECTUS" WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


Credit Suisse                                           Deutsche Bank Securities
Joint Book-Runner                                              Joint Book-Runner

JPMORGAN                                                   RBS GREENWICH CAPITAL


                                  May 24, 2006

                       THE INFORMATION IN THIS TERM SHEET

         The information contained herein refers to and supplements certain of the information contained in the Free Writing Prospectus, dated May 23, 2006 (the "free writing prospectus"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the free writing prospectus.

                           USE OF PROCEEDS AND ASSETS

         The trust estimates that the net proceeds from the sale of the notes will be applied substantially as follows:

Collection Account(1)(2)                                      $   575,294,236
Reserve Account                                               $   127,987,707
Deposit to TERI Pledge Fund                                   $     1,990,345
Cost of Issuance                                              $     2,693,320
Underwriting Fee(2)                                           $     2,200,000
                                                              ---------------
     TOTAL USES                                               $   710,165,608(2)

(1) $532,964,747 used to purchase student loans and $42,329,489 paid to The First Marblehead Corporation as a structuring advisory fee.
(2) After pricing of the class A-IO notes, these dollar amounts may change.

         The assets of the trust and those assets expected to be pledged to the trust at the closing date are estimated to be:


Trust Student Loans                                             $ 509,000,000
Reserve Account                                                 $ 127,987,707
Collection Account                                                          -
TERI Pledge Fund                                                $  25,904,222
                                                                -------------
     TOTAL ASSETS                                               $ 662,891,929


                             IDENTIFICATION NUMBERS

     Class              CUSIP Number           ISIN        European Common Code
----------------        ------------      ------------     --------------------
Class A-1 Notes         63543M AA 1       US63543MAA18          025617185
Class A-2 Notes         63543M AB 9       US63543MAB90          025617223
Class A-3 Notes         63543M AC 7       US63543MAC73          025617240
Class A-4 Notes         63543M AD 5       US63543MAD56          025617258
Class A-IO Notes        63543M AE 3       US63543MAE30          025617266
Class B Notes           63543M AF 0       US63543MAF05          025617282
Class C Notes           63543M AG 8       US63543MAG87          025617304

                             STATIC POOL INFORMATION

       Static pool information material to this offering may be found at:

       http://phx.corporate-ir.net/phoenix.zhtml?c=147457&p=irol-absstatic2006-2

       Information provided through the internet address above will not be deemed to be a part of this term sheet or the registration statement for the notes offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the student loan pool (if applicable) any period before January 1, 2006.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of trust student loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the payment rate that might actually be experienced.

GENERAL

         The rate of payments on the principal balances and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the trust student loans. The rate of principal payments on the trust student loans will in turn be affected by the amortization schedules of the trust student loans and by the rate of principal prepayments. All of the trust student loans are prepayable at any time without penalty.

PREPAYMENTS

         Prepayments, liquidations and purchases of the trust student loans, including optional purchase of the remaining trust student loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes.

         Because the rate of payment of principal of the trust student loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any security may vary from the anticipated yield will depend upon the following factors:

         o the degree to which a security is purchased at a discount or premium; and

         o the degree to which the timing of payments on a security is sensitive to prepayments, liquidations and purchases of the trust student loans.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security to the date the principal amount of the security is reduced to zero.

         Greater than anticipated principal prepayments will increase the yield on notes having a principal amount purchased at a discount and will decrease the yield on those notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the trust student loans and the recoveries, if any, on defaulted trust student loans and any guaranty payments will also affect the weighted average life of the notes.

         Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this prospectus supplement is based on prepayments assumed to occur at a constant prepayment rate, referred to in this prospectus supplement as "CPR." CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR)^1/12)

         Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments, would be as follows for various levels of CPR:

      CPR                          0%        4%        7%        10%       15%
------------------               -----      -----     -----     -----     ------
Monthly Prepayment               $0.00      $3.40     $6.03     $8.74     $13.45


         The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The trust student loans will not prepay at any constant level of CPR, nor will all of the trust student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

         The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain monthly distribution dates under various CPR scenarios.

         Assumptions. For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

o        the cutoff date for the trust student loans is as of May 31, 2006;

o        the closing date is June 8, 2006;

o all trust student loans remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;

o        no defaults occur on any of the trust student loans;

o        loans in deferment prepay at 0% CPR;

o        100% of borrowers in a repayment status will pay on time;

o depending on their selection, borrowers in a deferment status will either capitalize the interest on their loan or pay interest only during deferment;

o it is assumed that one-Month LIBOR remains fixed at 5.04% for the life of the transaction;

o distributions on the notes begin on August 25, 2006 and will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day;

o the interest rate for each class of outstanding notes at all times will be equal to:

            Class A-1 notes:                      5.09%;
            Class A-2 notes:                      5.24%;
            Class A-3 notes:                      5.31%;
            Class A-4 notes:                      5.39%;
            Class A-IO notes:                     6.00%;
            Class B notes:                        5.46%;
            Class C notes:                        5.64%;

o interest on the notes (other than the class A-IO notes) accrues on an actual/360 day count basis and interest on the class A-IO notes accrues on a 30/360 basis;

o an administration fee equal to 0.05% per annum of the outstanding principal amount of the trust student loans paid monthly, beginning August 25, 2006, by the trust to the administrator;

o trustee fees in the amount of $30,166 paid monthly, beginning August 25, 2006, to the trustee;

o servicing fees are based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to (i) 0.14% during deferment, (ii) 0.38% during the first 10 years of repayment, provided the borrower is current, (iii) 0.50% during the first 10 years of repayment, if the borrower is delinquent, (iv) 0.60% after 10 years of repayment, provided the borrower is current, and (v) 0.70% after 10 years of repayment, if the borrower is delinquent. For the purposes of clause (i) fees were assumed to begin August 25, 2006; for clauses (ii) and (iii) fees were assumed to begin August 25, 2006 and end July 25, 2016 and for clauses (iv) and (v) fees were assumed to begin August 25, 2016;

o the reserve account has an initial balance equal to $127,987,707 and at all times a balance no less than $3,366,643;

o        the TERI pledge fund has an initial balance equal to $25,904,222; and

o all payments are assumed to be made at the end of the month and amounts on deposit in the reserve account and collection account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.04% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period.

         The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the trust student loans are the same as the assumed characteristics, remaining terms and ages.

 WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES OF THE NOTES AT VARIOUS CPRS

                                                      WEIGHTED AVERAGE LIFE (YEARS)(1)
                        ---------------------------------------------------------------------------------
    CLASS                  0%                 4%                 7%                10%                15%
---------------         -----              -----              -----              -----             ------
Class A-1 Notes          5.19               3.19               2.70               2.42              2.13
Class A-2 Notes         13.81               8.49               6.54               5.50              4.53
Class A-3 Notes         17.68              13.32              10.34               8.29              6.51
Class A-4 Notes         21.04              19.09              17.09              14.94             11.73
Class B Notes           16.92              15.34              14.39              13.59             12.49
Class C Notes           16.92              15.34              14.39              13.59             12.49

    CLASS                                              EXPECTED MATURITY DATE
---------------         ----------------------------------------------------------------------------------------
Class A-1 Notes         April 2017         July 2012          April 2011         July 2010         December 2009
Class A-2 Notes         August 2022        August 2017        October 2014       April 2013        January 2012
Class A-3 Notes         May 2025           November 2021      November 2018      June 2016         December 2013
Class A-4 Notes         October 2030       February 2030      July 2029          September 2028    January 2027
Class B Notes           October 2030       February 2030      July 2029          September 2028    January 2027
Class C Notes           October 2030       February 2030      July 2029          September 2028    January 2027


(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

   PERCENTAGE OF INITIAL CLASS A-1 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE                       0%       4%       7%       10%      15%
-----------------                     ----      ----     ----     ----     ----
Closing                               100%      100%     100%     100%     100%
August 25, 2006                       100%      100%     100%     100%     100%
August 25, 2007                        90%       88%      86%      84%      81%
August 25, 2008                        74%       67%      62%      56%      48%
August 25, 2009                        60%       46%      36%      26%      10%
August 25, 2010                        52%       29%      12%       0%       0%
August 25, 2011                        48%       14%       0%       0%       0%
August 25, 2012                        41%        0%       0%       0%       0%
August 25, 2013                        33%        0%       0%       0%       0%
August 25, 2014                        24%        0%       0%       0%       0%
August 25, 2015                        16%        0%       0%       0%       0%
August 25, 2016                         6%        0%       0%       0%       0%
August 25, 2017                         0%        0%       0%       0%       0%

   PERCENTAGE OF INITIAL CLASS A-2 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE                       0%       4%       7%       10%      15%
-----------------                     ----      ----     ----     ----     ----
Closing                               100%      100%     100%     100%     100%
August 25, 2006                       100%      100%     100%     100%     100%
August 25, 2007                       100%      100%     100%     100%     100%
August 25, 2008                       100%      100%     100%     100%     100%
August 25, 2009                       100%      100%     100%     100%     100%
August 25, 2010                       100%      100%     100%      94%      62%
August 25, 2011                       100%      100%      88%      59%      15%
August 25, 2012                       100%       97%      57%      22%       0%
August 25, 2013                       100%       74%      29%       0%       0%
August 25, 2014                       100%       52%       2%       0%       0%
August 25, 2015                       100%       34%       0%       0%       0%
August 25, 2016                       100%       16%       0%       0%       0%
August 25, 2017                        95%        0%       0%       0%       0%
August 25, 2018                        79%        0%       0%       0%       0%
August 25, 2019                        62%        0%       0%       0%       0%
August 25, 2020                        44%        0%       0%       0%       0%
August 25, 2021                        23%        0%       0%       0%       0%
August 25, 2022                         0%        0%       0%       0%       0%

   PERCENTAGE OF INITIAL CLASS A-3 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE                       0%       4%       7%       10%      15%
-----------------                     ----      ----     ----     ----     ----
Closing                               100%      100%     100%     100%     100%
August 25, 2006                       100%      100%     100%     100%     100%
August 25, 2007                       100%      100%     100%     100%     100%
August 25, 2008                       100%      100%     100%     100%     100%
August 25, 2009                       100%      100%     100%     100%     100%
August 25, 2010                       100%      100%     100%     100%     100%
August 25, 2011                       100%      100%     100%     100%     100%
August 25, 2012                       100%      100%     100%     100%      62%
August 25, 2013                       100%      100%     100%      85%      12%
August 25, 2014                       100%      100%     100%      47%       0%
August 25, 2015                       100%      100%      76%      20%       0%
August 25, 2016                       100%      100%      51%       0%       0%
August 25, 2017                       100%       98%      27%       0%       0%
August 25, 2018                       100%       75%       5%       0%       0%
August 25, 2019                       100%       52%       0%       0%       0%
August 25, 2020                       100%       28%       0%       0%       0%
August 25, 2021                       100%        5%       0%       0%       0%
August 25, 2022                       100%        0%       0%       0%       0%
August 25, 2023                        66%        0%       0%       0%       0%
August 25, 2024                        29%        0%       0%       0%       0%
August 25, 2025                         0%        0%       0%       0%       0%

   PERCENTAGE OF INITIAL CLASS A-4 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE                       0%       4%       7%       10%      15%
-----------------                     ----      ----     ----     ----     ----
Closing                               100%      100%     100%     100%     100%
August 25, 2006                       100%      100%     100%     100%     100%
August 25, 2007                       100%      100%     100%     100%     100%
August 25, 2008                       100%      100%     100%     100%     100%
August 25, 2009                       100%      100%     100%     100%     100%
August 25, 2010                       100%      100%     100%     100%     100%
August 25, 2011                       100%      100%     100%     100%     100%
August 25, 2012                       100%      100%     100%     100%     100%
August 25, 2013                       100%      100%     100%     100%     100%
August 25, 2014                       100%      100%     100%     100%      82%
August 25, 2015                       100%      100%     100%     100%      68%
August 25, 2016                       100%      100%     100%      97%      56%
August 25, 2017                       100%      100%     100%      84%      46%
August 25, 2018                       100%      100%     100%      72%      37%
August 25, 2019                       100%      100%      90%      61%      30%
August 25, 2020                       100%      100%      78%      51%      24%
August 25, 2021                       100%      100%      67%      42%      19%
August 25, 2022                       100%       89%      56%      35%      14%
August 25, 2023                       100%       75%      46%      28%      10%
August 25, 2024                       100%       61%      36%      21%       7%
August 25, 2025                        93%       46%      27%      14%       4%
August 25, 2026                        66%       32%      18%       9%       2%
August 25, 2027                        40%       19%      10%       5%       0%
August 25, 2028                        20%        9%       4%       2%       0%
August 25, 2029                         8%        3%       0%       0%       0%
August 25, 2030                         2%        0%       0%       0%       0%
August 25, 2031                         0%        0%       0%       0%       0%

    PERCENTAGE OF INITIAL CLASS B NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE                       0%       4%       7%       10%      15%
-----------------                     ----      ----     ----     ----     ----
Closing                               100%      100%     100%     100%     100%
August 25, 2006                       100%      100%     100%     100%     100%
August 25, 2007                       100%      100%     100%     100%     100%
August 25, 2008                       100%      100%     100%     100%     100%
August 25, 2009                       100%      100%     100%     100%     100%
August 25, 2010                       100%      100%     100%     100%     100%
August 25, 2011                       100%      100%     100%     100%     100%
August 25, 2012                       100%      100%     100%     100%     100%
August 25, 2013                       100%      100%     100%     100%     100%
August 25, 2014                       100%       99%      99%      99%      98%
August 25, 2015                        96%       92%      89%      86%      81%
August 25, 2016                        92%       85%      80%      75%      67%
August 25, 2017                        88%       78%      71%      64%      54%
August 25, 2018                        84%       71%      63%      55%      44%
August 25, 2019                        78%       64%      55%      47%      36%
August 25, 2020                        73%       57%      47%      39%      29%
August 25, 2021                        66%       50%      41%      33%      22%
August 25, 2022                        60%       43%      34%      27%      16%
August 25, 2023                        52%       36%      28%      21%      12%
August 25, 2024                        43%       29%      22%      16%       8%
August 25, 2025                        34%       22%      16%      11%       5%
August 25, 2026                        24%       16%      11%       7%       2%
August 25, 2027                        15%        9%       6%       3%       0%
August 25, 2028                         7%        4%       3%       1%       0%
August 25, 2029                         3%        2%       0%       0%       0%
August 25, 2030                         1%        0%       0%       0%       0%
August 25, 2031                         0%        0%       0%       0%       0%

    PERCENTAGE OF INITIAL CLASS C NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE                       0%       4%       7%       10%      15%
-----------------                     ----      ----     ----     ----     ----
Closing                               100%      100%     100%     100%     100%
August 25, 2006                       100%      100%     100%     100%     100%
August 25, 2007                       100%      100%     100%     100%     100%
August 25, 2008                       100%      100%     100%     100%     100%
August 25, 2009                       100%      100%     100%     100%     100%
August 25, 2010                       100%      100%     100%     100%     100%
August 25, 2011                       100%      100%     100%     100%     100%
August 25, 2012                       100%      100%     100%     100%     100%
August 25, 2013                       100%      100%     100%     100%     100%
August 25, 2014                       100%       99%      99%      99%      98%
August 25, 2015                        96%       92%      89%      86%      81%
August 25, 2016                        92%       85%      80%      75%      67%
August 25, 2017                        88%       78%      71%      64%      54%
August 25, 2018                        84%       71%      63%      55%      44%
August 25, 2019                        78%       64%      55%      47%      36%
August 25, 2020                        73%       57%      47%      39%      29%
August 25, 2021                        66%       50%      41%      33%      22%
August 25, 2022                        60%       43%      34%      27%      16%
August 25, 2023                        52%       36%      28%      21%      12%
August 25, 2024                        43%       29%      22%      16%       8%
August 25, 2025                        34%       22%      16%      11%       5%
August 25, 2026                        24%       16%      11%       7%       2%
August 25, 2027                        15%        9%       6%       3%       0%
August 25, 2028                         7%        4%       3%       1%       0%
August 25, 2029                         3%        2%       0%       0%       0%
August 25, 2030                         1%        0%       0%       0%       0%
August 25, 2031                         0%        0%       0%       0%       0%

                                  UNDERWRITING

         The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about June 8, 2006 against payment in immediately available funds and also Clearstream Banking, societe anonyme, Luxembourg and Euroclear.

         Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the trust will sell the offered notes to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount or notional amount of each class of offered notes set forth opposite its name.


                           CREDIT SUISSE
                         SECURITIES (USA)     DEUTSCHE BANK        J.P. MORGANC.    GREENWICH CAPITAL
                                LLC          SECURITIES INC.     SECURITIES INC       MARKETS, INC.           TOTAL
----------------         ----------------    ---------------     --------------     -----------------      ------------
CLASS A-1 NOTES             $77,908,000         $43,704,000         $34,204,000         $34,204,000        $190,020,000
CLASS A-2 NOTES             $56,982,000         $31,966,000         $25,016,000         $25,016,000        $138,980,000
CLASS A-3 NOTES             $42,808,000         $24,014,000         $18,794,000         $18,794,000        $104,410,000
CLASS A-4 NOTES             $69,503,000         $38,989,000         $30,514,000         $30,514,000        $169,520,000
CLASS A-IO NOTES                    50%                 50%                  0%                  0%                100%
CLASS B NOTES               $12,259,000          $6,877,000          $5,382,000          $5,382,000         $29,900,000
CLASS C NOTES               $16,605,000          $9,315,000          $7,290,000          $7,290,000         $40,500,000
TOTAL                      $276,065,000        $154,865,000        $121,200,000        $121,200,000        $673,330,000


         In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the notes offered hereby if any of the notes are purchased. The trust has been advised by the underwriters that the underwriters propose initially to offer the offered notes at the respective prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of 0.138% per class A-1 note, 0.156% per class A-2 note, 0.180% per class A-3 note, 0.198% per class A-4 note, 0.103% (subject to change) per class A-IO note, 0.234% per class B note and 0.252% per class C note. The underwriters may allow and dealers may reallow to other dealers a discount not in excess of 0.069% per class A-1 note, 0.078% per class A-2 note, 0.090% per class A-3 note, 0.99% per class A-4 note, 0.0513% (subject to change) per class A-IO note, 0.117% per class B note and 0.126% per class C note. After the initial offering, prices, concessions and reallowances may be changed.

         The underwriting agreement provides that the obligations of the underwriters thereunder are subject to certain conditions precedent, including the delivery of certain legal opinions by their counsel. The underwriters are committed to take and pay for all of the offered notes if any are taken. The depositor and The First Marblehead Corporation have agreed in the underwriting agreement to indemnify the underwriters and their controlling persons against certain liabilities in connection with the offer and sale of the offered notes.

         The underwriters propose to offer the offered notes for resale initially at the offering price set forth on the cover page hereof. After the initial offering, the offering price and other selling terms may be changed at any time without notice.

         The trust has informed the underwriters that it does not intend to apply for listing of the notes through the National Association of Securities Dealers Automated Quotation System.

         The offered notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the offered notes.

         In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities, including the sale of student loans, certain of which will be included in this transaction, with The First Marblehead Corporation, the depositor and their affiliates.

         During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered notes. The lead underwriters, for example, may over-allot the offered notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered notes than are to be sold.

         In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases offered notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

         In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

         Each underwriter has represented and agreed that:

         (a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust; and

         (b) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

         No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver offered notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

         We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. The offered notes may not be lawfully offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986, as amended.

                                  $673,330,000


                         STUDENT LOAN ASSET BACKED NOTES
                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-2
                                 ISSUING ENTITY
                       THE NATIONAL COLLEGIATE FUNDING LLC
                              DEPOSITOR AND SPONSOR
                          -----------------------------
                                   TERM SHEET
                          -----------------------------
Credit Suisse                                           Deutsche Bank Securities
Joint Book-Runner                                              Joint Book-Runner


JP MORGAN                                                  RBS GREENWICH CAPITAL

                                  May 24, 2006